As filed with the Securities and Exchange Commission on February 15, 2012
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              IN MEDIA CORPORATION
             (Exact name of registrant as specified in its charter)

                Nevada                                           20-8644177
        (State or jurisdiction of                             (I.R.S. Employer
      incorporation or organization)                         Identification No.)

4920 El Camino Real, Suite 100, Los Altos, CA                      94022
  (Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code: (407) 849-9499

               MULTIMEDIA MARKETING CONSULTING & SERVICE AGREEMENT
                            (Full title of the plan)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                  Nitin Karnik
                              IN Media Corporation
                         4920 El Camino Real, Suite 100,
                               Los Altos, CA 94022

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [ ]                       Accelerated filer [ ]
Non-accelerated filer [ ]                         Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
Title of Each Class                         Proposed Maximum      Proposed Maximum
  of Securities           Amount to Be       Offering Price           Aggregate             Amount of
 to be Registered          Registered           per Share          Offering Price       Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock, $0.001
  par value                2,000,000(1)          $0.10(2)           $200,000(2)             $22.92 (2)
========================================================================================================

(1) Represents shares reserved for payment for services under Marketing Multimedia Consulting Agreement. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement will also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the "Multimedia Marketing Consulting & Service Agreement." by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the small business issuer's receipt of consideration which results in an increase in the number of the outstanding shares of the small business issuer's common stock.
(2) The price is estimated in accordance with Rule 457 (c) and 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
================================================================================

                              IN MEDIA CORPORATION

                               REOFFER PROSPECTUS

                        2,000,000 SHARES OF COMMON STOCK

                  ACQUIRED BY THE SELLING STOCKHOLDER UNDER THE
    IN MEDIA CORPORATION MULTIMEDIA MARKETING CONSULTING & SERVICE AGREEMENT

     This Reoffer Prospectus (the "Prospectus") relates to an aggregate of up to 2,000,000 shares (the "Shares") of Common Stock, $0.001 par value per share (the "Common Stock"), of IN Media Corporation, an Nevada corporation (the "Company"), which may be offered and sold from time to time by the stockholder of the Company (the "Selling Stockholder") who have or will acquire such Shares pursuant to the IN Media Corporation Multimedia Marketing Consulting & Service Agreement (the "Plan Agreement"). See "Selling Stockholder" below. The Company had 51,908,957 shares of Common Stock, par value $0.001, issued and outstanding as of November 5, 2011.

     The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholder. The Shares may be offered from time to time by any or all of the Selling Stockholder (and their donees and pledgees) only in one or more transactions on or through the Over The Counter Bulletin Board (or any successor stock exchange), at such prices as the Selling Stockholder may determine, which may relate to market prices prevailing at the time of sale. See "Plan of Distribution". All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder (or their donees and pledgees).

     The Selling Stockholder and any broker executing selling orders on behalf of the Selling Stockholder may be deemed to be an "underwriter" as defined in the Securities Act of 1933, as amended (the "Securities Act"). Any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholder may be deemed to be underwriting commissions.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" IN OUR ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2010 AND HEREIN BEGINNING ON PAGE 4.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The complete mailing address and telephone number of our principal executive offices is: IN Media Corporation, 4920 El Camino Real, Suite 100, Los Altos, CA,94022; Attention: Nitin Karnik; (408) 849-9499.

                THE DATE OF THIS PROSPECTUS IS FEBRUARY 14, 2012.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

ABOUT THIS PROSPECTUS                                                         2

THE COMPANY                                                                   2

RISK FACTORS                                                                  4

USE OF PROCEEDS                                                               5

SELLING STOCKHOLDERS                                                          5

PLAN OF DISTRIBUTION                                                          5

LEGAL MATTERS                                                                 6

EXPERTS                                                                       6

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE                             6

WHERE YOU CAN FIND ADDITIONAL INFORMATION                                     7

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AS WELL AS INFORMATION INCORPORATED BY REFERENCE, IS CURRENT ONLY AS OF THE DATE OF THAT INFORMATION. THE COMPANY'S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS MAY HAVE CHANGED SINCE THAT DATE.

                              ABOUT THIS PROSPECTUS

This Prospectus relates to 2,000,000 Shares of the Company's Common Stock under the Multimedia Marketing Consulting & Service Agreement (the "Plan Agreement"). The Selling Stockholder described in this Prospectus may sell the Shares until the Company terminates the Plan Agreement. Most of the information about the Company that you need to know before you invest in the Shares is not included in this Prospectus, but rather is incorporated by reference into this Prospectus. You should obtain and read the information described below under the headings "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information" in order to have all the important information about the Company.

                                   THE COMPANY

OUR COMPANY

IN Media Corporation was incorporated in Nevada on March 5, 2007 as Tres Estrellas Enterprises, Inc. for the purpose of utilizing the latest products and methods in pipe restoration plumbing contractor services for commercial and residential rental buildings in Baja California, Mexico. Due to a downturn in the construction industry, we were forced to abandon our business plan and on October 16, 2009, we executed an agreement between In-Media Corporation (a California corporation), and Tres Estrellas Enterprises, Inc., whereby pursuant to the terms and conditions of the Agreement, In-Media shareholders acquired thirty-three million, five hundred thousand (33,500,000) shares of our common stock, subsequent to which In-Media was merged into our company. This issuance of stock did not involve any public offering, general advertising or solicitation. We reported this event on Form 8-K, filed with the Securities and Exchange Agreement on November 2, 2009. The disclosure included the financial statements of IN-Media, pro-forma financials, and disclosures regarding IN-Media.

With our registered office in Reno, Nevada, and principal executive office in Los Altos, CA, we are a development stage company positioned to exploit the emerging market for Internet Protocol Television ("IPTV") services for cable, satellite, internet, telephony and mobile markets. IPTV delivers video content from public domain and premium content sources over the internet to consumer display devices ranging from large screen TVs in the home, to mobile display devices such as the I-Phone or I-Pad. Our goal is to become a global leader of IPTV implementation systems through the design and delivery of a combination of hardware, software, manufacturing and content services at competitive prices. Our systems may be offered to communications providers such as cable or satellite channels, governmental organizations, content owners such as publishers, movie and video game owners, and other premium content providers, or distributors and re-sellers who support such channels to either complete their proprietary offerings or provide an all-in-one solution.

TRENDS AND MARKET OPPORTUNITIES

     * In recent years the opportunity for IPTV has been fuelled by various factors including, but not limited to improvements in broadband technology and infrastructure and consequent reduced cost

     * Growth of mass market adoption of broadband access including mobile applications

     * Consumer expectations and pressure for video on demand rather than general broadcast distribution which has become increasingly expensive and generally poor quality content

     * Fragmentation and specialization of content ownership encouraging content owners to make their content available by subscription, advertising sponsorship, or as a message delivery medium

These trends have taken place in the North American market, but even more so in developing countries around the world. Although we have focused our efforts on developing business opportunities in China, the demand is universal, and we have received expressions of interest in our hardware products from India and Sri Lanka.

IPTV SET TOP BOX(IPSTB): The IPSTB enables a user to access video content such as movies, videos, games, and educational or other promotional content simply connecting the IPSTB to ethernet cable from a home Internet source such as a Modem on one side to a Hi Definition TV set, or other convenient display on the other. Once connected, the user gains access to internet content like YouTube, Yahoo, Google or premium distribution sites like NetFlix, which stream video over the internet.

TABLET PC : Our Tablet PC, offered in both 7 inch or 10 inch screen models works in exactly the same way as our IPSTB enabling the user to access video over the internet, however, because the display and the STB functionality are both integrated into the device, the Tablet PC can also be used as a regular browser for web surfing and other internet enabled functions like checking emails, or making phone calls, in the same way as a consumer might use an Apple iPad.

PREMIUM VIDEO CONTENT: We currently have the rights to make available our library of over 4,000 entertainment titles from Hollywood to "Bollywood" (the informal term popularly used for the Mumbai-based Hindi-language film industry in India) movies. This library can be made available and accessed by users through their IPTV platform by direct subscription, or indirectly through third party channels.

DEVELOPMENT STAGE OPERATIONS

To date, we have built our business by focusing on outsourcing to experienced and well established third party providers to reduce the risk of development problems and delays, market and employee acquisition, and up-front cash flow. We plan to sub-contract our production and logistics to third parties in China so that we can leverage their facilities and equipment, production, purchasing and logistics management, and inventory and working capital resources. These third party contractors have been responsible for designing our products and operating software, QA testing, customer demonstration and evaluation support, as well as market analysis, channel development and sale promotion. They also provide general and operational support, such that we have no full time employees, or full time employee equivalents on our own books. By adopting this approach, we have managed to develop, test, and bring to market three distinct product offerings in the highly competitive global market for IPTV for a cumulative cost of approximately $2.7 million. At the same time, we have been working with distribution channels in China and other international markets to demonstrate and prove our products and the integrated platform offering, complete with software and content. To date we have not invested in any fixed assets, design, test, or production equipment, and have no capital commitments to do so.

In September and October 2010, we received purchase orders for approximately $1 million and $4 million of our hardware products from Sri Lanka and India, respectively. As a result of our lack of financial resources and inability to secure credit terms from our sub-contract manufacturer, we have not yet managed to solve the problems of financing production of the inventory that we needed to fulfill these orders, and the order from India has subsequently lapsed. We will not be able to fulfill the Sri Lanka order, or accept other orders until we can establish additional funding to open letters of credit, or place security deposits with our contract manufacturer, and we are currently exploring all financing options. We estimate that we may need to procure capital in the region of $500,000 to secure the first delivery under these orders. While we have only limited tangible assets as collateral to support debt financing, we believe we have significant intangible value, including the licensed IP rights to our fully operational IPTV products and systems, an established international distribution channel for our products, and a purchase order from a potential customer. This customer has agreed to work with us while we seek and negotiate financing arrangements to fund these orders, however, as a result of the delay, they are asking us to upgrade or customize certain features to remain at the forefront of the competitive market by the time we actually ship the products ordered. If we are unable to secure financing for production and delivery of these purchase orders within a reasonable period of time, we face the risk that the order may be cancelled or diverted to other providers of IPTV equipment. In March 2011, we received an advance payment of $47,650 from a customer in India for the purchase of an initial order of hardware and software, and this advance should enable us to have products manufactured and shipped from our sub-contract manufacturer in fulfillment of this order.

THE COMPETITION AND COMPETITIVE ADVANTAGE

The competitive landscape for IPTV services is very crowded as the market potential is very large. The key players will be the platform providers who control access to telephony, television, internet and content for consumers. However, new players like Microsoft, Apple, Amazon, and the major Hollywood studios are moving forward on their own solutions to monetize content and services over the internet. Key hardware vendors like Motorola, Cisco, Intel, etc. are also potential competitors for set-top box solutions as they have previously established relationships with the platform providers.

Although our competitors have strong brands and significant engineering and marketing budgets we believe that we will have an opportunity to compete because we have outsourced our manufacturing and distribution function in China to local partners who know and operate in the Chinese market where our cost is low and the power of established US brands may not be so powerful. Since we already have a fully functional product offering and have established local distribution we believe our market offering in China is fully competitive with solutions from our competitors.

                                  RISK FACTORS

The information included and incorporated by reference in this Prospectus contains "forward-looking statements," within the meaning of the federal securities laws. These statements describe the Company's plans and beliefs concerning future business conditions and the outlook for the Company based on currently available information. The Company's actual results could differ materially from those described in the forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include the risks discussed in "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010 and in our more recent filings with the SEC which are incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference" below.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

SELLING STOCKHOLDERS

This Prospectus relates to Shares that are being registered for reoffers and resales by the Selling Stockholder, who is an independent consultant to the Company who will acquire Shares pursuant to the Plan Agreement and in accordance with the rules and regulations promulgated by the Securities and Exchange Commission, following the date of this Prospectus. To date, no Shares have been issued pursuant to the Plan Agreement, except that the Company intends to issue shares of common stock pursuant to the Agreement Plan to Michael Visconti, a consultant as are disclosed below:

The following table sets forth, as of February 14, 2012, the name of the control selling shareholder, the nature of his position, office, or other material relationship to the Company within the most recent past three years, and the number of shares of common stock he owns. The table also sets forth the number of shares of common stock owned by the selling shareholder that are offered for sale by this prospectus and the number and percentage of shares of common stock to be held by such selling shareholder assuming the sale of all the shares offered hereby. The table and footnotes assume that the selling shareholder will sell all of such shares. However, because the selling shareholder may sell all or some their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares the selling shareholder will sell that or that will be held by the selling shareholder after completion of any sales. We do not know how long the selling shareholder will hold the shares before selling them. Information concerning the selling shareholder may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.


                       Number of Shares of   Number of Shares   Number of Shares    Percentage of
                         Common Stock        of Common Stock    of Common Stock   Outstanding Common
                       Owned Prior to the     Which May Be      Owned After the    Stock After the
                           Offering          Offered(1)(2)        Offering(2)        Offering(3)
                           --------          -------------        -----------        -----------
Michael Visconti              0               2,000,000            2,000,000            3.7%

----------
(1) Represents shares beneficially owned by the named individual which will be granted under the Plan Agreement.
(2) Does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by the selling shareholder at his sole discretion.
(3) Based on the current issued and outstanding shares of 51,908,957 (the last published number of issued and outstanding shares) plus the 2,000,000 to be issued to Michael Visconti.

PLAN OF DISTRIBUTION

The Selling Stockholder will be offering and selling all shares offered and sold under this prospectus. Alternatively, the Selling Stockholder may, from time to time, offer the shares through brokers, dealers or agents that may receive customary brokerage compensation in the form of discounts, commissions or concessions from the Selling Stockholder and/or the purchasers of the shares for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the Selling Stockholder may arrange for other broker-dealers to participate. The Selling Stockholder and any brokers, dealers or agents who participate in the distribution of the shares may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the
"Securities Act"). Any profits on the sale of the shares by them and any discounts, commissions or concessions received by any broker, dealer or agent might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the Selling Stockholders may be deemed to be underwriters, the Selling Stockholder may be subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on the Over The Counter Bulletin Board or other over-the-counter markets. The shares may be sold at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. Selling Stockholder may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of this rule. The Selling Stockholder may decide not to sell any of the shares offered under this prospectus, and Selling Stockholder may transfer, devise or gift these shares by other means.

Because Selling Stockholder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. If a particular offer of the shares is to be made other than as described herein, a revised prospectus, or prospectus supplement, will, to the extent required, be distributed which will set forth the terms of such offer.

We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing and duplication expenses, administrative expenses and legal and accounting fees. The Selling Stockholder will pay its own brokerage, underwriting fees and commissions, and legal fees, if any.

We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material effect or fail to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in the light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each Selling Stockholder.

LEGAL MATTERS

Jill Arlene Robbins has passed upon the validity of the shares being offered by this prospectus.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this registration statement and prospectus by reference from the Company's Annual Report on Form 10-K/A for the year ended December 31, 2010, have been audited by George Stewart, CPA.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents are incorporated in this Prospectus by reference:

(a) the Company's Annual Report on Form 10-K/A, as amended, for the year ended December 31, 2010;

(b) the Company's Quarterly Reports on Form 10-Q for the periods ending March 31, 2011, June 30, 2011, as amended and September 30, 2011;

(c)  the Company's current reports on Form 8-K filed September 1, 2011;

(d) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(e) The description of the Company's common stock, $0.001 par value, contained in the Company's registration statement on Form SB-2 as filed on September 24, 2007.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-8 that we have filed with the Securities and Exchange Commission (the "SEC"). You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the notes, you should refer to the registration statement and the documents incorporated by reference therein. This prospectus and the documents incorporated by reference summarize material provisions of contracts and other documents attached as exhibits to the registration statement. Since these summaries may not contain all of the information that you may find important, you should review the full text of these exhibits.

The Company will provide to any person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus upon written or oral request at no cost to the requester. Written requests should be sent to:

Nitin Karnik
IN Media Corporation
4920 El Camino Real, Suite 100, Los Altos, CA 94022

Oral requests should be made by telephoning (408) 849-9499.

The registration statement, as well as such reports, exhibits and other information filed by us with the SEC can also be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Public Reference Section of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information about its public reference room. Our SEC filings are also available without charge on the SEC's Internet site at http://www.sec.gov.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

IN Media Corporation (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(a) the Company's Annual Report on Form 10-K/A, as amended, for the year ended December 31, 2010;

(b) the Company's Quarterly Reports on Form 10-Q for the periods ending March 31, 2011, June 30, 2011, as amended and September 30, 2011;

(c)  the Company's current reports on Form 8-K filed September 1, 2011;

(d) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(e) the description of the Company's common stock, $0.001 par value, contained in the Company's registration statement on Form SB-2 as filed on September 24, 2007.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon by Jill Arlene Robbins, Surfside, Florida, outside counsel to the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

See also Registrant's undertakings in Section 9 of this Registration Statement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS.

3(i)     Amended and Restated Articles of Incorporation (1)
3(ii)    Amended and Restated Bylaws (1)
5.1      Opinion of Jill Arlene Robbins(2)
10.1     Multimedia Marketing Consulting & Service Agreement (2)
23.1 Consent of George Stewart CPA, Independent Registered Public Accounting Firm (2)
23.2     Consent of Jill Arlene Robbins (included in Exhibit 5.1) (2)
23.3 Power of Attorney (included as part of the signature page to this Registration Statement) (2)

----------
(1) Incorporated by reference to the Company's filing on Form 10-K/A, filed with the Securities and Commission on November 14, 2011.
(2)  Filed herein.

ITEM 9. UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(g) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 14, 2012.

IN Media Corporation


By: /s/ Nitin Karnik
    ----------------------------------
    Nitin Karnik
    Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Nitin Karnik, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

NAME                                            TITLE                               DATE
----                                            -----                               ----

/s/ Nitin Karnik                         Chief Executive Officer              February 14, 2012
----------------------------------
Nitin Karnik


/s/ Simon P. Westbrook                   Chief Financial Officer              February 14, 2012
----------------------------------
Simon P. Westbrook


/s/ Danny Mabey                          Director                             February 14, 2012
----------------------------------
Danny Mabey

                                  EXHIBIT INDEX

EXHIBIT NO.                          EXHIBIT
-----------                           -------

5.1           Opinion of Jill Arlene Robbins

10.1          Multimedia Marketing Consulting & Service Agreement

23.1          Consent  of George  Stewart  CPA,  Independent  Registered  Public
              Accounting Firm.

23.2          Consent of Jill Arlene Robbins (included in Exhibit 5.1)

23.3          Power of Attorney (set forth on the signature page)